UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
June 22, 2004
(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-14039 (Commission File Number)	64-0844345 (I.R.S. Employer Identification Number)

200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant’s telephone number, including area code)

Item 5. Other Events

On June 22, 2004, Callon Petroleum Company issued the press release attached as Exhibit 99.1 announcing that the company closed on a public offering of common stock. Callon raised net proceeds of approximately $38.2 million, after expenses. The offering of 3 million shares, priced at $13.25 per share, was underwritten by Johnson Rice & Company L.L.C. As stated previously, Callon has granted the underwriter an over-allotment option to purchase an additional 450,000 shares.

Item 7. Financial Statements and Exhibits

     Exhibits

Exhibit Number	Title of Document
99.1	Press release dated June 22, 2004 announcing the closing on a public offering of common stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
June 23, 2004	By:	/s/ John S. Weatherly
John S. Weatherly
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document
99.1	Press release dated June 22, 2004 announcing the closing on a public offering of common stock.